Exhibit 13

CERTIFICATIONS
Pursuant to 18 U.S.C. § 1350

I, David Raymond Morgan, certify that the Annual Report on Form 20-F for the year ended 30 September 2006 of Westpac Banking Corporation (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 2 November 2006

/s/ David Raymond Morgan
David Raymond Morgan
Managing Director and Chief
Executive Officer

I, Philip Matthew Coffey, certify that the Annual Report on Form 20-F for the year ended 30 September 2006 of Westpac Banking Corporation (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 2 November 2006

/s/ Philip Matthew Coffey
Philip Matthew
Coffey Chief Financial Officer